UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	March 31, 2014

SUN BANCORP, INC.
(Exact name of registrant as specified in its charter)

New Jersey	0-20957	52-1382541
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

226 Landis Avenue, Vineland, New Jersey	08360
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(856) 691-7700

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

SUN BANCORP, INC.

INFORMATION TO BE INCLUDED IN THE REPORT

EXPLANATORY NOTE

As disclosed in the Form 8-K of Sun Bancorp, Inc. (the “Company”), filed on April 2, 2014 (the “April 2nd Form 8-K”), the Company and Sun National Bank, the Company’s wholly-owned subsidiary (the “Bank”), previously agreed to hire Mr. Thomas M. O’Brien, subject to the prior receipt of regulatory non-objections from the FRB and the OCC to appointing Mr. O’Brien as President and CEO and a director of the Company and the Bank.  The April 2nd Form 8-K is being amended by this Form 8-K/A to report the receipt of such Regulatory Non-Objections and Mr. O’Brien’s appointment as President and Chief Executive Officer and director of the Company and the Bank.  Capitalized terms used herein shall have the meanings ascribed to them in the April 2nd Form 8-K, unless otherwise provided herein.

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 2, 2014, following the receipt of the official Regulatory Non-Objections, the Boards of Directors of the Company and the Bank elected Thomas M. O’Brien as a director and appointed him as President and Chief Executive Officer of the Company and the Bank.  Mr. O’Brien was also appointed to the Executive Committee of the Company’s Board of Directors on such date.

On April 2, 2014, Mr. O’Brien completed the purchase of 301,205 shares of Company common stock with an aggregate purchase price of $1 million, entitling him to receive the award of Matching Shares of restricted stock by the Company in an amount equal to 1.5 shares of Company common stock for each share he purchased, or 451,807 shares, effective with the commencement of his employment on July 2, 2014, which such shares are subject to vesting at the rate of 1/3 after two years from the date of such award and 1/3 annually thereafter.  Upon commencement of Mr. O’Brien’s employment with the Company, the grant date fair value of the Matching Shares was $1.8 million.

In addition, upon the first day upon which Mr. O’Brien commenced employment, he was granted the Initial Option to purchase 500,000 shares of Common Stock with an exercise price equal to the fair market value of the Common Stock underlying the Initial Option on the date of grant (which was $4.09 per share).  Subject to certain exceptions, the Initial Option will vest at the rate of 100% on the date that is two years following the date Mr. O’Brien commenced his employment.

Effective on April 1, 2014, Mr. O’Brien was engaged to provide consulting services to the Board of Directors of the Bank for a bi-weekly retainer of $26,923, which arrangement ended on July 2, 2014 upon the commencement of his employment as President and Chief Executive Officer.  Mr. O’Brien received a total of $177,692 in compensation for serving in the role as a consultant for the period from April 1, 2014 through July 1, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this Form 8-K/A to be signed on its behalf by the undersigned, hereunto duly authorized.

SUN BANCORP, INC.

Date:	July 9, 2014	By:	/s/ Thomas R. Brugger
Thomas R. Brugger
Executive Vice President and Chief Financial Officer
(Duly Authorized Officer)